Exhibit 99.1

Cutera, Inc. Announces Proposed Public Offering of Common Stock

BRISBANE, Calif., April 16, 2020 – Cutera, Inc. (NASDAQ: CUTR) (“Cutera”), a provider of laser and other energy-based aesthetic systems for practitioners worldwide, today announced that it has commenced an underwritten public offering of its common stock. In connection with the offering, Cutera intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering. All of the shares in the offering are to be sold by Cutera. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Piper Sandler & Co. is acting as the sole book-running manager in the offering.

Cutera intends to use the net proceeds from the offering to fund growth initiatives, market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. Cutera does not have agreements or commitments for any specific acquisitions at this time.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-237552) previously filed with and declared effective by the Securities and Exchange Commission. The offering will be made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 877-337-4747 or via email at prospectus@psc.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may only be made by means of a prospectus supplement and related base prospectus.

About Cutera, Inc.

Brisbane, California-based Cutera is a provider of energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit cutera.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Cutera cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in Cutera’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the Securities and Exchange Commission. Cutera disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Cutera, Inc.

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com